SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Second Amendment") is made effective the 30th day of September, 2000, by and among EATERIES, INC., an Oklahoma corporation, FIESTA RESTAURANTS, INC., an Oklahoma corporation, ROMA FOODS, INC., an Oklahoma corporation, f/k/a Pepperoni Grill, Inc., and GARFIELD'S MANAGEMENT, INC. an Oklahoma corporation (collectively, the "Borrowers") and LOCAL OKLAHOMA BANK, N.A. ("Lender").

W I T N E S S E T H:

WHEREAS, Borrowers and Lender entered into a Loan Agreement dated February 19, 1999 as amended by a First Amendment dated July 7, 2000 (as amended, the "Loan Agreement"); and

WHEREAS, Borrowers desire to amend certain terms of the Loan Agreement and Lender has agreed to such requests upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, Borrowers and Lender agree as follows:

1. Loan Agreement Definitions.

1.1. Added Definitions. The definitions of the terms "Second Amendment" and "Smallwares" are hereby added to the Loan Agreement as follows:

"Second Amendment" shall mean the Second Amendment to this Agreement dated effective September 30, 2000.

"Smallwares" shall mean certain items such as dishware, silverware, glasses and various small kitchen tools used in restaurant operations by Borrowers and included in the equipment category on Borrowers' financial statements.

2. Amendment to Loan Amount; Application of Collection/Payments. Section 2 of the Loan Agreement is amended as follows:

(i) The description of the amount of the "Loans" as defined in Section 2.a. of the Loan Agreement shall be amended from $15,600,000.00 to $13,593,488.11.

(ii) Section 2.c. of the Loan Agreement is hereby amended in its entirety as follows:

c. Term Credit Feature. One of the Loans is in the principal face amount of $6,593,488.11 (the "Term Loan"), which Borrowers acknowledge has been fully advanced. Borrowers may not reborrow any amount repaid under the Term Loan. Borrowers shall repay the Term Loan in quarterly installments of accrued interest plus principal in accordance with the terms and conditions of this Agreement and the Note evidencing such obligation.

3. Funded Debt to EBITDA. Section 5.1.ii. of the Loan Agreement is amended in its entirety to provide as follows:

ii. Funded Debt to EBITDA. Borrowers will not allow their ratio of Funded Debt to EBITDA to be in excess of 3.50 to 1.00 during their 2nd and 3rd fiscal quarters, or in excess of 3.00 to 1.00 during their 1st and 4th fiscal quarters during the term of this Agreement. This covenant shall be tested quarterly as of the close of each such fiscal quarter.

4. Capital Expenditures. Section 6.a. of the Loan Agreement is amended in its entirety to provide as follows:

a. Capital Expenditures. Make capital expenditures (including capitalized leases) during each year other than fiscal year 2000 in excess of $3,000,000.00 in the aggregate, net of landlord reimbursements and Smallwares; and during fiscal year 2000, make capital expenditures (including capitalized leases) in excess of $3,900,000.00 in the aggregate, net of landlord reimbursements and Smallwares.

5. Fees of Lender. In consideration of the agreement of Lender to enter into this Second Amendment and the other Loan Documents at the request of Borrowers in order to amend the terms of the Loans, Borrowers agree to pay Lender a fee in the amount of $59,896.00, which is one half of one percent (0.50%) of the outstanding principal amount of the Loans. In the event any future amendments to the Loan Agreement and Loan Documents other than renewal of a Loan on its existing terms are requested by Borrowers and agreed to by Lender, Borrowers agree to pay Lender an additional fee of one half of one percent (0.50%) of the principal amount of the Loans as of the date of such amendment.

6. Definitions. Except as specifically defined in this Second Amendment, capitalized terms used in this Second Amendment shall have the same meanings ascribed to them in the Loan Agreement prior to this Second Amendment.

7. No Default, Event of Default or Claims. No event has occurred which constitutes a Default or Event of Default and Borrowers have no claims, rights, setoff or defense against Lender under the Loan Agreement, as amended by this Second Amendment, or the other Loan Documents.

8. Miscellaneous.

8.1 Effect of Amendment. The Loan Agreement, as amended, modified and supplemented by this Second Amendment, shall continue in full force and effect in accordance with its covenants and terms and is hereby ratified, restated and reaffirmed in every respect by Borrowers and Lender, including any security interests granted pursuant thereto, as of the date hereof. To the best of Borrowers' knowledge, each of Borrowers' representations and warranties contained in the Loan Agreement and other Loan Documents are true and correct as of the date hereof and with the same force and effect. To the extent that terms of this Second Amendment are inconsistent with the terms of the Loan Agreement, this Second Amendment shall control and the Loan Agreement shall be amended, modified or supplemented so as to give full effect to the transaction contemplated by this Second Amendment.

8.2. Descriptive Headings. The descriptive headings of the sections of this Second Amendment are inserted for convenience only and shall not be used in the construction or the content of this Second Amendment.

8.3. Multiple Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall, for all purposes of this Second Amendment, be deemed an original, but all of which shall constitute one and the same agreement.

8.4. Reimbursement of Fees and Expenses. Borrowers agree to pay all reasonable legal fees and out-of-pocket expenses, including, without limitation, filing fees, recording costs and expenses, incurred by Lender in connection with the preparation of this Second Amendment and the amendments contemplated hereby.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and accepted effective the day and year first above written.
"BORROWERS":	EATERIES, INC., an Oklahoma corporation

By:
Vincent F. Orza, Jr., President

FIESTA RESTAURANTS, INC., an Oklahoma corporation

By:
Vincent F. Orza, Jr., Chairman of the Board

ROMA FOODS, INC., an Oklahoma corporation f/k/a PEPPERONI GRILL, INC., an Oklahoma corporation

By:
Vincent F. Orza, Jr., President

GARFIELD'S MANAGEMENT, INC., an Oklahoma corporation

By:
Vincent F. Orza, Jr., Chairman of the Board

"LENDER":	LOCAL OKLAHOMA BANK, N.A.

By:
Kelly H. Sachs, Senior Vice President